UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 29, 2004

3COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive Marlborough, Massachusetts 01752
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 323-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.            Other Events.

On November 24, 2004, 3Com Corporation (“3Com”) completed the sale of its 470,000 square foot facility, with an adjacent parcel of land, located in Dublin Ireland.  Net proceeds from the sale were equivalent to approximately $37 million in cash.  The impact of the sale, which will be reflected in 3Com’s results of operations for the second quarter of fiscal 2005, is not expected to be material.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION

Date: November 29, 2004	By:	/s/ Donald M. Halsted, III
Donald M. Halsted, III Executive Vice President, Finance and Chief Financial Officer